Exhibit 99(i)7)

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038-4982

April 15, 2014

Lazard Retirement Series, Inc.

30 Rockefeller Plaza

New York, New York 10112

Ladies and Gentlemen:

We have acted as counsel to Lazard Retirement Series, Inc. (the “Fund”) in connection with the issuance of up to 200 million shares (the “Shares”) of its Common Stock, par value $.001, consisting of shares of two newly authorized portfolios (each a “Series”) designated as Lazard Retirement Fundamental Long/Short Portfolio (100 million shares) and Lazard Retirement Emerging Markets Income Portfolio (100 million shares). As to each Series, the number of Shares is divided equally into two classes (each a “Class”) of Shares designated as Service Shares of common stock and Investor Shares of common stock.

We have examined copies of the Charter and By-Laws of the Fund, resolutions adopted by the Board of Directors of the Fund (the “Resolutions”) relating to the authorization of the offer, sale and issuance of the Shares, certified as of the date hereof by an officer of the Fund, the Fund’s Registration Statement on Form N-1A (the “Registration Statement”) and the prospectus contained therein, substantially in the form in which the Registration Statement amendment registering the Shares is to become effective, and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the completeness and authenticity of all original and certified documents, the conformity to the originals of all copies submitted to us as conformed or reproduction copies and the completeness and authenticity of the originals of such copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that:

1.	The Fund is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

2.	The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

In rendering this opinion, we have relied as to all matters of Maryland law on an opinion of Venable LLP, of even date herewith.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the statement of additional information included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration or qualification of the Fund or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP

April 15, 2014

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Re:	Registration Statement on Form N-1A
1933 Act File No.: 333-22309
1940 Act File No.: 811-08071

Ladies and Gentlemen:

We have served as Maryland counsel to Lazard Retirement Series, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the registration of an indefinite number of Service Shares and Investor Shares (the “Shares”) of the series of common stock, par value $.001 per share, of the Company designated as the Lazard Retirement Emerging Markets Income Portfolio and the Lazard Retirement Fundamental Long/Short Portfolio. The offering of the Shares is covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Post-Effective Amendment to the Registration Statement relating to the Shares, substantially in the form transmitted to the Commission;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Stroock & Stroock & Lavan LLP

April 15, 2014

5. Resolutions adopted by the Board of Directors of the Company (the “Resolutions”) relating to the authorization of the offer, sale and issuance of the Shares, certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon any issuance of the Shares, the total number of Shares of the applicable class of Shares issued and outstanding will not exceed the total number of Shares of such class that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Stroock & Stroock & Lavan LLP

April 15, 2014

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of the name of our firm therein and to your reliance on this opinion in rendering your opinion to the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

21021/114290